Exhibit 99.1
Zoom Communications Reports Financial Results for the First Quarter of Fiscal Year 2027
•First quarter total revenue of $1,239.0 million, up 5.5% year over year as reported and 4.6% in constant currency
•First quarter Enterprise revenue of $755.7 million, up 7.2% year over year
•Trailing 12-month net dollar expansion rate for Enterprise customers increased to 99% from 98% as of the same quarter last fiscal year
•First quarter GAAP operating margin of 25.1%, up 450 bps year over year, and non-GAAP operating margin of 41.1%, up 130 bps year over year
•Increased total common stock repurchase authorization by $1.0 billion, incremental to the $625.0 million remaining authorization as of April 30, 2026
San Jose, California – May 21, 2026 – Zoom Communications, Inc. (NASDAQ: ZM), today announced financial results for the first fiscal quarter ended April 30, 2026.
“We saw continued momentum in the first quarter, with revenue up 5.5% year over year, exceeding the high end of our guidance,” said Eric S. Yuan, Zoom’s founder and CEO. “Customers are increasingly adopting Zoom as an AI-first system of action for modern work, with AI Companion paid users growing 184% year over year, and My Notes reaching 1.5 million licensed users within just four months of launch. We also saw strong progress across new AI monetization streams and Zoom Customer Experience, which continued to see accelerating high double-digit growth. With strong profitability, cash flow, and an increased share repurchase authorization, we remain focused on turning AI innovation into durable growth, measurable customer value, and long-term shareholder returns.”
First Quarter Fiscal Year 2027 Financial Highlights:
•Revenue: Total revenue for the first quarter was $1,239.0 million, up 5.5% year over year. Adjusting for foreign currency impact, revenue in constant currency was $1,228.8 million, up 4.6% year over year. Enterprise revenue was $755.7 million, up 7.2% year over year, and Online revenue was $483.3 million, up 2.8% year over year.
•Income from Operations and Operating Margin: GAAP income from operations for the first quarter was $310.5 million, compared to GAAP income from operations of $241.6 million in the first quarter of fiscal year 2026. Non-GAAP income from operations, which adjusts for stock-based compensation expense and related payroll taxes and acquisition-related expenses, was $508.7 million for the first quarter, compared to non-GAAP income from operations of $467.3 million in the first quarter of fiscal year 2026. For the first quarter, GAAP operating margin was 25.1% and non-GAAP operating margin was 41.1%.
•Net Income and Diluted Net Income Per Share: GAAP net income for the first quarter was $425.7 million, or $1.42 per share, compared to GAAP net income of $254.6 million, or $0.81 per share, in the first quarter of fiscal year 2026. Non-GAAP net income for the first quarter, which adjusts for stock-based compensation expense and related payroll taxes, gains on strategic investments, net, acquisition-related expenses, and the tax effects on non-GAAP adjustments, was $465.0 million, or $1.55 per share. In the first quarter of fiscal year 2026, non-GAAP net income was $448.3 million, or $1.43 per share.
•Cash and Marketable Securities: Total cash, cash equivalents, and marketable securities, excluding restricted cash, as of April 30, 2026 was $7.7 billion.
•Cash Flow: Net cash provided by operating activities was $521.6 million for the first quarter, compared to $489.3 million in the first quarter of fiscal year 2026. Free cash flow, which is net cash provided by operating activities less purchases of property and equipment, was $500.5 million, compared to $463.4 million in the first quarter of fiscal year 2026.
Customer Metrics: Drivers of total revenue included acquiring new customers. At the end of the first quarter of fiscal year 2027, Zoom had:
•4,534 customers contributing more than $100,000 in trailing 12 months revenue, up 8.2% from the same quarter last fiscal year.

•A trailing 12-month net dollar expansion rate for Enterprise customers increased to 99% from 98% as of the same quarter last fiscal year.
•Online average monthly churn of 3.0% for the first quarter, compared to 2.8% in the same quarter last fiscal year.
•A percentage of total Online MRR from Online customers with a continual term of service of at least 16 months of 74.4%, up 20 bps year over year.
Financial Outlook: Zoom is providing the following guidance for its second quarter of fiscal year 2027 and updating its guidance for full fiscal year 2027.
•Second Quarter Fiscal Year 2027: Total revenue is expected to be between $1.265 billion and $1.270 billion and revenue in constant currency is expected to be between $1.262 billion and $1.267 billion. Non-GAAP income from operations is expected to be between $508.0 million and $513.0 million. Non-GAAP diluted EPS is expected to be between $1.45 and $1.47 with approximately 304 million weighted average shares outstanding.
•Full Fiscal Year 2027: Total revenue is expected to be between $5.080 billion and $5.090 billion and revenue in constant currency is expected to be between $5.062 billion and $5.072 billion. Non-GAAP income from operations is expected to be between $2.065 billion and $2.075 billion. Non-GAAP diluted EPS is expected to be between $5.96 and $6.00 with approximately 304 million weighted average shares outstanding. Full fiscal year free cash flow is expected to be between $1.700 billion and $1.740 billion.
The EPS and share count figures do not include the impact from the share repurchase authorization discussed below.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Zoom's results computed in accordance with GAAP.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Stock Repurchase Authorization: In May 2026, Zoom’s Board of Directors authorized the repurchase of an additional $1.0 billion of Zoom’s outstanding Class A common stock, incremental to the $625.0 million remaining authorization as of April 30, 2026.

Repurchases of Zoom’s Class A common stock may be effected, from time to time, either on the open market (including pre-set trading plans), in privately negotiated transactions, and other transactions in accordance with applicable securities laws.

The timing and the amount of any repurchased Class A common stock will be determined by Zoom's management based on its evaluation of market conditions and other factors. The repurchase program will be funded using Zoom's working capital. Any repurchased shares of Class A common stock will be retired. The repurchase program does not obligate Zoom to acquire any particular amount of Class A common stock, and the repurchase program may be suspended or discontinued at any time at Zoom’s discretion.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on May 21, 2026 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss the company’s financial results, business highlights and financial outlook. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.com/
About Zoom
Zoom (NASDAQ:ZM) is a system of action for modern work, turning live collaboration into completed results. From entrepreneurs to global enterprises, customers choose Zoom to seamlessly collaborate, communicate, and drive outcomes across meetings, phone, contact center, and more — all with the built-in assistance of Zoom AI Companion. Founded in 2011, Zoom is headquartered in San Jose, CA. For more information, visit zoom.com.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Zoom's financial outlook for the second quarter of fiscal year

2027 and full fiscal year 2027, Zoom’s market position, opportunities, and growth strategy, product initiatives, including future product and feature releases, and go-to-market motions and the expected benefits resulting from the same, market trends, and Zoom's stock repurchase program. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements, including: declines in new customers, renewals or upgrades, or decline in demand for our platform, difficulties in evaluating our prospects and future results of operations given our continuing growth in scale, complexity and scope, the pace of development, adoption, or performance of our AI capabilities, competition from other providers of communications platforms, the effect of macroeconomic conditions on our business, including geopolitical tensions, tariffs and escalating trade tensions, interest rate fluctuations, inflationary pressures and market and foreign currency exchange rate volatility, lengthened sales cycles with large organizations, delays or outages in services from our co-located data centers, failures in internet infrastructure or interference with broadband access, compromised security measures, including ours and those of the third parties upon which we rely, and global security concerns and their potential impact on regional and global economies and supply chains. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our annual report on Form 10-K for the fiscal year ended January 31, 2026. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income from Operations and Non-GAAP Operating Margin. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes and acquisition-related expenses. Zoom excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, in order for investors to see the full effect that excluding stock-based compensation expense had on Zoom's operating results. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. In fact, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods that may or may not include such expenses and assist in the comparison with the results of other companies in the industry. Zoom defines non-GAAP operating margin as non-GAAP income from operations divided by GAAP revenue.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income as GAAP net income adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, gains/losses on strategic investments, net, and the tax effects of all non-GAAP adjustments. Zoom excludes these items because they are considered by management to be outside of Zoom’s core operating results. These adjustments are intended to provide investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitate comparison of its results with other periods, and may also facilitate comparison with the results of other companies in the industry. Zoom defines non-GAAP net income per share, basic and diluted, as non-GAAP net income divided by the number of shares outstanding, basic and diluted, calculated in accordance with GAAP.

Free Cash Flow and Free Cash Flow Margin. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business. Zoom defines free cash flow margin as free cash flow divided by GAAP revenue.
Revenue in Constant Currency. Zoom defines revenue in constant currency as GAAP revenue adjusted for revenue reported in currencies other than United States dollars as if they were converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. Zoom provides revenue in constant currency information as a framework for assessing how Zoom's underlying businesses performed period to period, excluding the effects of foreign currency fluctuations.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid user or an organization of any size (including a distinct unit of an organization) that has multiple users. Zoom defines Enterprise customers as distinct business units that have been engaged by either our direct sales team, resellers, or strategic partners. All other customers that subscribe to our services directly through our website are referred to as Online customers.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from Enterprise customers as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. Zoom calculates ARR by taking the monthly recurring revenue (“MRR”) and multiplying it by 12. MRR is defined as the recurring revenue run-rate of subscription agreements from all Enterprise customers for the last month of the period, including revenue from monthly subscribers who have not provided any indication that they intend to cancel their subscriptions. Zoom then calculates the ARR from these Enterprise customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Zoom calculates online average monthly churn by starting with the Online customer MRR as of the beginning of the applicable quarter (“Entry MRR”). Zoom defines Entry MRR as the recurring revenue run-rate of subscription agreements from all Online customers except for subscriptions that Zoom recorded as churn in a previous quarter based on the customers' earlier indication to us of their intention to cancel that subscription. Zoom then determines the MRR related to customers who canceled or downgraded their subscription or notified us of that intention during the applicable quarter (“Applicable Quarter MRR Churn”) and divides the Applicable Quarter MRR Churn by the applicable quarter Entry MRR to arrive at the MRR churn rate for Online Customers for the applicable quarter. Zoom then divides that amount by three to calculate the online average monthly churn.
Public Relations
Karen Modlin
Head of Corporate Communications
press@zoom.us

Investor Relations
Charles Eveslage
Head of Investor Relations
investors@zoom.us

Zoom Communications, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	As of
	April 30, 2026	January 31, 2026
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$890,938	$1,272,877
Marketable securities	6,830,037	6,544,031
Accounts receivable, net	467,815	497,339
Deferred contract acquisition costs, current	125,118	108,856
Prepaid expenses and other current assets	261,096	234,856
Total current assets	8,575,004	8,657,959
Deferred contract acquisition costs, noncurrent	234,497	215,533
Property and equipment, net	252,807	264,525
Operating lease right-of-use assets	55,510	52,423
Strategic investments	1,876,419	1,578,611
Goodwill	400,392	400,392
Deferred tax assets	628,432	646,640
Other assets, noncurrent	138,956	144,333
Total assets	$12,162,017	$11,960,416
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$18,697	$6,268
Accrued expenses and other current liabilities	533,193	581,773
Deferred revenue, current	1,479,635	1,411,149
Total current liabilities	2,031,525	1,999,190
Deferred revenue, noncurrent	13,814	13,195
Operating lease liabilities, noncurrent	31,923	30,710
Other liabilities, noncurrent	113,607	109,063
Total liabilities	2,190,869	2,152,158

Stockholders’ equity:
Common stock	293	295
Additional paid-in capital	3,853,641	4,099,753
Accumulated other comprehensive income	(8,129)	8,544
Retained earnings	6,125,343	5,699,666
Total stockholders’ equity	9,971,148	9,808,258
Total liabilities and stockholders’ equity	$12,162,017	$11,960,416

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $87.8 million and $84.9 million as of April 30, 2026 and January 31, 2026, respectively.

Zoom Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2026	2025
Revenue	$1,239,006	$1,174,715
Cost of revenue	274,287	278,402
Gross profit	964,719	896,313
Operating expenses:
Research and development	227,926	205,416
Sales and marketing	330,050	346,970
General and administrative	96,270	102,335
Total operating expenses	654,246	654,721
Income from operations	310,473	241,592
Gains (losses) on strategic investments, net	152,297	(13,619)
Other income, net	68,850	87,792
Income before provision for income taxes	531,620	315,765
Provision for income taxes	105,943	61,162
Net income	425,677	254,603

Net income per share:
Basic	$1.45	$0.84
Diluted	$1.42	$0.81
Weighted-average shares used in computing net income per share:
Basic	294,434,952	304,908,652
Diluted	300,233,667	312,783,861

Zoom Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net income	$425,677	$254,603
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	178,953	201,569
Amortization of deferred contract acquisition costs	51,515	69,557
Depreciation and amortization	32,781	35,316
Deferred income taxes	23,294	(24,690)
(Gains) losses on strategic investments, net	(152,297)	13,619
Provision for accounts receivable allowances	3,026	5,855
Unrealized foreign exchange losses (gains)	664	(7,626)
Non-cash operating lease cost	5,884	6,108
Amortization of discount/premium on marketable securities	(1,293)	(12,845)
Other	7,350	4,142
Changes in operating assets and liabilities:
Accounts receivable	24,690	12,485
Prepaid expenses and other assets	3,116	(12,293)
Deferred contract acquisition costs	(86,742)	(48,148)
Accounts payable	10,327	7,252
Accrued expenses and other liabilities	(67,748)	(80,383)
Deferred revenue	69,605	72,141
Operating lease liabilities, net	(7,192)	(7,401)
Net cash provided by operating activities	521,610	489,261
Cash flows from investing activities:
Purchases of marketable securities	(1,172,217)	(1,135,024)
Maturities of marketable securities	858,125	1,033,279
Sales of marketable securities	—	2,525
Purchases of property and equipment	(21,113)	(25,910)
Purchases of strategic investments	(145,695)	—
Proceeds from strategic investments	184	—
Net cash used in investing activities	(480,716)	(125,130)
Cash flows from financing activities:
Proceeds from exercise of stock options	504	954
Proceeds from employee equity transactions to be remitted to employees and tax authorities, net	29,237	8,690
Cash paid for repurchases of common stock	(361,683)	(418,021)
Taxes paid related to net share settlement of equity awards	(62,168)	(82,153)
Net cash used in financing activities	(394,110)	(490,530)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	314	11,854
Net increase (decrease) in cash, cash equivalents, and restricted cash	(352,902)	(114,545)
Cash, cash equivalents, and restricted cash – beginning of period	1,283,781	1,361,417
Cash, cash equivalents, and restricted cash – end of period	$930,879	$1,246,872

Zoom Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2026	2025
GAAP income from operations	$310,473	$241,592
Add:
Stock-based compensation expense and related payroll taxes	189,172	216,730
Acquisition-related expenses	9,074	9,004
Non-GAAP income from operations	$508,719	$467,326
GAAP operating margin	25.1%	20.6%
Non-GAAP operating margin	41.1%	39.8%

GAAP net income	$425,677	$254,603
Add:
Stock-based compensation expense and related payroll taxes	189,172	216,730
(Gains) losses on strategic investments, net	(152,297)	13,619
Acquisition-related expenses	9,074	9,004
Tax effects on non-GAAP adjustments	(6,586)	(45,663)
Non-GAAP net income	$465,040	$448,293

Net income per share - basic and diluted:
GAAP net income per share - basic	$1.45	$0.84
Non-GAAP net income per share - basic	$1.58	$1.47
GAAP net income per share - diluted	$1.42	$0.81
Non-GAAP net income per share - diluted	$1.55	$1.43

GAAP and non-GAAP weighted-average shares used to compute net income per share - basic	294,434,952	304,908,652
GAAP and non-GAAP weighted-average shares used to compute net income per share - diluted	300,233,667	312,783,861

Net cash provided by operating activities	$521,610	$489,261
Less: Purchases of property and equipment	(21,113)	(25,910)
Free cash flow (non-GAAP)	$500,497	$463,351
Net cash used in investing activities	$(480,716)	$(125,130)
Net cash used in financing activities	$(394,110)	$(490,530)
Operating cash flow margin (GAAP)	42.1%	41.6%
Free cash flow margin (non-GAAP)	40.4%	39.4%

	Three Months Ended April 30,
	2026
	Revenue	YoY Revenue Growth (%)
GAAP revenue	$1,239,006	5.5%
Add: Constant currency impact	(10,185)	(0.9)%
Revenue in constant currency (non-GAAP)	1,228,821	4.6%